EXHIBIT 4.1


                    AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT


         AMENDMENT NO. 1 (this "Amendment"), dated as of May 8, 2005, to the Rights Agreement (the "Agreement"), dated as of December 17, 1998, between Duke Energy Corporation, a North Carolina corporation (the "Company"), and the Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have previously entered into the Agreement; and

         WHEREAS, Section 27 of the Agreement provides that the board of directors of the Company (the "Board") may, prior to the Distribution Date (as defined in the Agreement) supplement or amend any provision of the Agreement without the approval of any holders of Rights Certificates; and

         WHEREAS, the Company, Deer Holding Corp., a Delaware corporation, ("Acquiror"), [Cougar] Corp., a Delaware corporation ("[Cougar]"), Deer Acquisition Corp., a North Carolina corporation and wholly-owned subsidiary of Acquiror ("Merger Sub A"), and Cougar Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub B"), have entered into an Agreement and Plan of Merger, dated as of May 8, 2005, as amended or supplemented from time to time (the "Merger Agreement"), pursuant to which Merger Sub A will merge with and into the Company with the Company as the surviving corporation and pursuant to which the Company will become a wholly-owned subsidiary of Acquiror; and

         WHEREAS, the Board of directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders and consistent with the objectives of the Board in adopting the Agreement to amend the Agreement to except the Merger Agreement and the transactions contemplated thereby from the Agreement; and

         WHEREAS, the Company shall deliver to the Rights Agent a certificate, dated as of the date hereof, of an appropriate officer of the Company certifying that this Amendment is in compliance with the terms of Section 27 of the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

                                   ARTICLE 1
                                   AMENDMENT

         Section 1.1. Section 1(a) of the Agreement shall be amended by inserting the following provisions at the end of Section 1(a):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Deer Holding Corp., a Delaware corporation, ("Acquiror") or Deer Acquisition Corp., a North Carolina corporation and wholly-owned subsidiary of Acquiror ("Merger Sub A"), or [Cougar], a Delaware corporation ("[Cougar]"), nor any of its affiliates or associates, or Cougar Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub B") is, nor shall any of them be deemed to be, an Acquiring Person by virtue of (i) their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company as a result of their approval, execution, delivery or performance of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 8, 2005 by and among Acquiror, [Cougar], Merger Sub A, and Merger Sub B,
                  (ii) the consummation of the Mergers (as defined in the Merger Agreement) or the taking of any action in furtherance thereof, or (iii) the consummation of any other transaction contemplated by the Merger Agreement or the taking of any action in furtherance thereof, it being the purpose of the Company in adopting this amendment to the Agreement that neither the execution of the Merger Agreement by any of the parties nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Agreement becoming effective. In addition to the immediately preceding sentence and notwithstanding any provision to the contrary in this Agreement, as of the Effective Time (as defined in the Merger Agreement) and thereafter, no Person shall be deemed an Acquiring Person by virtue of their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company."

         Section 1.2. Section 1(k) of the Agreement shall be amended by inserting the following at the end of Section 1(k):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Stock Acquisition Date shall not occur by reason of the approval, execution, delivery or performance of the Merger Agreement, the consummation of the Mergers or of any other transaction contemplated by the Merger Agreement or the taking of any action in furtherance thereof. In addition to the immediately preceding sentence and notwithstanding any provision to the contrary in this Agreement, as of the Effective Time (as defined in the Merger Agreement) and thereafter, a Stock Acquisition Date shall not occur by reason of any Person's acquisition, or their right to acquire, beneficial ownership of Common Stock or other equity interests of the Company."

         Section 1.3. Section 1(n) of the Agreement shall be amended by inserting the following at the end of Section 1(n):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Triggering Event shall not occur by reason of the approval, execution, delivery or performance of the Merger Agreement, the consummation of the Mergers or of any other transaction contemplated by the Merger Agreement or the taking of any actions in furtherance thereof. In addition to the immediately preceding sentence and notwithstanding any provision to the contrary in this Agreement, as of the Effective Time (as defined in the Merger Agreement) and thereafter, a Triggering Event shall not occur by reason of any Person's acquisition, or their right to acquire, beneficial ownership of Common Stock or other equity interests of the Company."

         Section 1.4. Section 3(a) of the Agreement shall be amended by inserting the following at the end of Section 3(a):

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur by reason of the approval, execution, delivery or performance of the Merger Agreement, the consummation of the Mergers or of any other transaction contemplated by the Merger Agreement or the taking of any action in furtherance thereof. In addition to the immediately preceding sentence and notwithstanding any provision to the contrary in this Agreement, as of the Effective Time (as defined in the Merger Agreement) and thereafter, a Distribution Date shall not occur by reason of any Person's acquisition, or their right to acquire, beneficial ownership of Common Stock or other equity interests of the Company."

                                   ARTICLE II
                                 MISCELLANEOUS

         Section 2.1. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall thereafter be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment.

         Section 2.2. Definitions. Terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms as in the Agreement. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

         Section 2.3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

         Section 2.4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 2.5. Effectiveness. This Amendment shall be effective as of the date first written above, and except as expressly set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

         Section 2.6. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 2.7. Identity of Cougar. As used herein, ["Cougar"] shall refer to a legal entity, the identity of which will be provided in a supplemental letter from the Company to the Rights Agent within one business day of the execution of this Amendment.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment, as of the date first written above.


                                      DUKE ENERGY CORPORATION


                                      By: /s/ Edward M. Marsh, Jr.
                                          -------------------------------------
                                          Name:  Edward M. Marsh, Jr.
                                          Title: Deputy General Counsel and
                                                 Assistant Secretary




                                      THE BANK OF NEW YORK,
                                           As Rights Agent


                                      By: /s/ John I. Sivertsen
                                          -------------------------------------
                                          Name:  John I. Sivertsen
                                          Title: Vice President

                                                     May 9, 2005






The Bank of New York
101 Barclay Street 12 West
New York, New York  10286
ATTN:  Stock Transfer Administration

                           RE: Amendment No. 1 to the Rights Agreement of
                               Duke Energy Corporation
                               ------------------------------------------

To Whom It May Concern:

         Pursuant to Section 2.7 of Amendment Number One to the Rights Agreement, dated as of December 17, 1998 (the "Amendment"), the identity of the party "[Cougar]" identified in the Amendment is Cinergy Corp. This supplemental letter, executed as of the date hereof, shall serve as the sole document satisfying the requirements of Section 2.7 of the Amendment.

                                             Sincerely,



                                             By: /s/ Edward M. Marsh, Jr.
                                                 ------------------------------
                                             Name:   Edward M. Marsh, Jr.
                                             Title:  Deputy General Counsel
                                                     and Assistant Secretary